UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 24, 2012 (May 23, 2012)
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NATIONAL FINANCIAL PARTNERS CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-31781	13-4029115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

340 Madison Avenue, 20th Floor New York, New York		10173
(Address of principal executive offices)		(Zip Code)

(212) 301-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On May 23, 2012, National Financial Partners Corp. (the “Company”) held its 2012 Annual Meeting of Stockholders.  The Company’s stockholders voted on the following matters: (1) the election of eight directors to the Company’s Board of Directors, (2) an advisory vote on executive compensation and (3) the ratification of the Company’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2012.

Each matter was described in detail in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 9, 2012. The results of the stockholders’ votes are reported below.

Proposal I: Election of Directors

Nominee	For	Against	Abstain	Broker Non-Vote

Jessica M. Bibliowicz	29,795,053	1,247,260	926	5,819,077
Stephanie W. Abramson	30,177,120	854,943	11,176	5,819,077
Patrick S. Baird	30,786,721	245,342	11,176	5,819,077
R. Bruce Callahan	30,560,910	455,054	27,275	5,819,077
John A. Elliott	30,786,430	245,253	11,556	5,819,077
J. Barry Griswell	30,423,784	603,411	16,044	5,819,077
Marshall A. Heinberg	30,785,630	246,053	11,556	5,819,077
Kenneth C. Mlekush	30,323,078	709,539	10,622	5,819,077

Proposal II: Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Vote
29,663,756	1,368,687	10,796	5,819,077

Proposal III: Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Vote
36,442,349	298,060	121,907	0

Item 7.01                      Regulation FD Disclosure.

On May 24, 2012, the Company issued a press release announcing the results of its 2012 Annual Meeting of Stockholders.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated May 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Financial Partners Corp. Date: May 24, 2012

By:	/s/ Donna J. Blank

Name:	Donna J. Blank
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated May 24, 2012